UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020 (June 29, 2020)

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting of Stockholders of the eBay Inc. (the “Company”) held on June 29, 2020, the Company’s stockholders voted on the following four proposals:

1.	The election of 13 director nominees each to serve as a member of the Board of Directors until the Company’s 2021 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified (Proposal 1);

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2020 (Proposal 2);

3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3); and

4.	The stockholder proposal regarding the right for stockholders to act by written consent (Proposal 4).

The following is a summary of the matters voted on at the meeting.

1.	Proposal 1 – Election of Directors. Each of the 13 director nominees proposed by the Company was elected to serve until the Company’s 2021 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Anthony J. Bates	557,348,103	4,251,444	707,854	53,404,477
Adriane M. Brown	561,231,750	537,349	538,302	53,404,477
Jesse A. Cohn	560,590,775	947,329	769,297	53,404,477
Diana Farrell	560,954,647	540,521	812,503	53,404,477
Logan D. Green	560,932,888	821,218	553,295	53,404,477
Bonnie S. Hammer	557,757,453	4,017,655	532,293	53,404,477
Jamie Iannone	560,837,924	661,493	807,984	53,404,477
Kathleen C. Mitic	555,683,627	5,804,917	818,857	53,404,477
Matthew J. Murphy	560,634,050	951,697	721,654	53,404,477
Pierre M. Omidyar	559,113,968	2,692,353	501,080	53,404,477
Paul S. Pressler	551,530,133	10,128,678	648,590	53,404,477
Robert H. Swan	560,514,751	1,247,371	545,279	53,404,477
Perry M. Traquina	560,238,182	1,515,047	554,172	53,404,477

2.	Proposal 2 – Ratification of Independent Auditors. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2020. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
587,332,429	26,804,101	1,575,348	n/a

3.	Proposal 3 – Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
496,131,141	65,463,448	712,812	53,404,477

5.	Proposal 4 – Stockholder Proposal Regarding Right To Act By Written Consent. The Company’s stockholders did not approve the stockholder proposal regarding the right for stockholders to act by written consent. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
256,385,349	304,780,422	1,141,630	53,404,477

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eBay Inc.
(Registrant)

Date: July 2, 2020	By:	/s/ Marc D. Rome
	Name:	Marc D. Rome
	Title:	Vice President, Legal, Deputy General Counsel and Assistant Secretary